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DATE:  MAY 1, 2000

TO:    GLENBROOK LIFE AND ANNUITY COMPANY
       NORTHBROOK, ILLINOIS  60062

FROM:  MICHAEL J. VELOTTA
       VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:    FORM N-4 REGISTRATION STATEMENT
       UNDER THE SECURITIES ACT OF 1933 AND THE INVESTMENT
       AND THE INVESTMENT COMPANY ACT OF 1940
       FILE NO. 033-91914


With reference to the Registration Statement on Form N-4 filed by Glenbrook Life and Annuity Company (the "Company"), as depositor, and Glenbrook Life and Annuity Company Variable Annuity Account as Registrant), with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts, I have examined such documents and such laws as I have considered necessary and appropriate, and on the basis of such examination it is my opinion that as of May 1, 2000:

1. The Company is duly organized and existing under the laws of the State of Arizona and has been duly authorized to do business by the Director of insurance of the State of Arizona.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of the opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Sincerely,

/s/MICHAEL J. VELOTTA
---------------------
Michael J. Velotta
Vice President, Secretary and
General Counsel